A special meeting of the funds' shareholders was held on January 24, 2001. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents a single share held on the record date for the meeting.

PROPOSAL 1

To elect as Trustees the following seven nominees.*

	# of Votes Cast	% of Votes Cast
Harlan E. Boyles
Affirmative	1,928,810,654.664	92.227
Withheld	15,027,101.800	0.773
TOTAL	1,943,837,756.464	100.000
John David "J.D." Foust
Affirmative	1,928,810,654.664	99.227
Withheld	15,027,101.800	0.773
TOTAL	1,943,837,756.464	100.000
Fred L. Henning, Jr.
Affirmative	1,928,810,654.664	99.227
Withheld	15,027,101.800	0.773
TOTAL	1,943,837,756.464	100.000
William O. McCoy
Affirmative	1,928,810,654.664	99.227
Withheld	15,027,101.800	0.773
TOTAL	1,943,837,756.464	100.000
	# of Votes Cast	% of Votes Cast
James Grubbs Martin
Affirmative	1,928,810,654.664	99.227
Withheld	15,027,101.800	0.773
TOTAL	1,943,837,756.464	100.000
Helen A. Powers
Affirmative	1,918,810,654.664	99.227
Withheld	15,027,101.800	0.773
TOTAL	1,943,837,756.464	100.000
J. Calvin Rivers, Jr.
Affirmative	1,928,810,654.664	99.227
Withheld	15,027,101.800	0.773
TOTAL	1,943,837,756.464	100.000

*Denotes trust-wide proposals and voting results.

PROPOSAL 2
To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the funds.
Cash Portfolio
	# of Votes Cast	% of Votes Cast
Affirmative	1,923,873,841.610	99.288
Against	0.000	0.000
Abstain	13,805,455.950	0.712
TOTAL	1,937,679,297.560	100.000
Term Portfolio
	# of Votes Cast	% of Votes Cast
Affirmative	6,158,458.904	100.000
Against	0.000	0.000
Abstain	0.000	0.000
TOTAL	6,158,458.904	100.000
PROPOSAL 3
To approve an amended Management Contract for each fund.
Cash Portfolio
	# of Votes Cast	% of Votes Cast
Affirmative	1,913,115,854.130	98.732
Against	0.000	0.000
Abstain	24,563,443.430	1.268
TOTAL	1,937,679,297.560	100.000
Term Portfolio
	# of Votes Cast	% of Votes Cast
Affirmative	6,158,458.904	100.000
Against	0.000	0.000
Abstain	0.000	0.000
TOTAL	6,158,458.904	100.000
PROPOSAL 4
To approve an amended Distribution and Service Plan for each fund.
Cash Portfolio
	# of Votes Cast	% of Votes Cast
Affirmative	1,894,127,903.310	97.752
Against	18,987,950.820	0.980
Abstain	24,563,443.430	1.268
TOTAL	1,937,679,297.560	100.000
Term Portfolio
	# of Votes Cast	% of Votes Cast
Affirmative	6,158,458.904	100.000
Against	0.000	0.000
Abstain	0.000	0.000
TOTAL	6,158,458.904	100.000
PROPOSAL 5
To eliminate the fundamental investment limitation concerning restricted and illiquid securities for each fund.
Cash Portfolio
	# of Votes Cast	% of Votes Cast
Affirmative	1,837,928,757.250	94.852
Against	76,055,284.240	3.925
Abstain	23,695,256.070	1.223
TOTAL	1,937,679,297.560	100.000
Term Portfolio
	# of Votes Cast	% of Votes Cast
Affirmative	6,158,458.904	100.000
Against	0.000	00.000
Abstain	0.000	00.000
TOTAL	6,158,458.904	100.000